UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

August 15, 2014 (August 14, 2014)

Dean Foods Company

(Exact name of registrant as specified in charter)

Delaware	1-12755	75-2559681
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2711 North Haskell Ave., Suite 3400 Dallas, TX 75204
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (214) 303-3400

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to Senior Secured Revolving Credit Facility

On August 14, 2014, Dean Foods Company (the “Company”) entered into Amendment No. 2 to Credit Agreement (the “Amendment”) by and among the Company; the lenders consenting to the Amendment; and JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the lenders (the “Administrative Agent”) party to the Company’s Credit Agreement dated as of July 2, 2013 by and among the Company, the lenders party thereto and the Administrative Agent (as amended, the “Credit Agreement”). The Amendment amends the Credit Agreement, and except as so amended, the terms of the Credit Agreement remain in effect.

Loan terms modified by the Amendment will apply to all lenders under the Credit Agreement and include the following:

•	Modification of the maximum consolidated net leverage ratio to permit a maximum consolidated net leverage ratio as follows: 5.25 to 1.00 for each fiscal quarter ending on or prior to December 31, 2014; 5.00 to 1.00 for each fiscal quarter ending on or prior to March 31, 2015; 4.50 to 1.00 for each fiscal quarter ending on or prior to June 30, 2015; and 4.00 to 1.00 for each fiscal quarter ending thereafter;

•	Addition of a requirement that the Company maintain a senior secured net leverage ratio not to exceed 2.50 to 1:00;

•	Modification of the definition of “Applicable Rate” to add two new categories to the pricing grid such that loans outstanding under the revolving credit facility will bear interest, at the Company’s election, at either the Adjusted LIBO Rate (as defined in the Credit Agreement) plus a margin of between 1.25% and 2.75%, or the Alternate Base Rate (as defined in the Credit Agreement) plus a margin of between 0.25% and 1.75%, in each case based on the Company’s consolidated net leverage ratio; and

•	Additional limitations on certain investments and permitted acquisitions by the Company in the event the Company’s consolidated net leverage ratio exceeds 3:50 to 1:00.

In connection with the Amendment, the Company paid certain consent fees to the lenders consenting to the Amendment and certain arrangement fees to the arranger of the Amendment.

The description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Amendment No. 1 to Receivables-Backed Facility

On August 14, 2014, the Company and certain of its subsidiaries that are party to the Sixth Amended and Restated Receivables Purchase Agreement (the “Receivables Purchase Agreement”) entered into Amendment No. 1 (the “First Amendment”) to the Receivables Purchase Agreement and Reaffirmation of Performance Undertaking to amend the maximum consolidated net leverage ratio under the Receivables Purchase Agreement and add a senior secured net leverage ratio to the Receivables Purchase Agreement, to be consistent with the amended financial covenants under the Credit Agreement described above. In addition, the First Amendment modified certain pricing terms such that advances outstanding under the receivables-backed facility will bear interest between 0.35% and 0.50%, and the Company will pay a facility fee between 0.45% and 0.60%, in each case based on the Company’s consolidated net leverage ratio.

The First Amendment is by and among (1) Dairy Group Receivables, L.P. and Dairy Group Receivables II, L.P., as sellers, each of which is a subsidiary of the Company; (2) the financial institutions that are party to the Receivables Purchase Agreement; (3) the companies that are party to the Receivables Purchase Agreement; (4) Cooperatieve Centrale Raiffeisen - Boerenleenbank B.A. “Rabobank International”, New York Branch, as agent; (5) PNC Bank, National Association, as LC Bank; (6) the Company, as provider of certain performance undertakings on behalf of its subsidiaries; and (7) each of the Company’s subsidiaries that is a party to the Receivables Purchase Agreement, as servicers. This description of the First Amendment is qualified in its entirety by reference to the text of the First Amendment, which is attached hereto as Exhibit 10.2 and incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Amendment No. 2 to Credit Agreement, dated as of August 14, 2014, by and among Dean Foods Company; the lenders listed on the signature pages thereof; and JPMorgan Chase Bank, N.A., in its capacity as Administrative Agent.

10.2	Amendment No. 1 to the Sixth Amended and Restated Receivables Purchase Agreement, dated as of August 14, 2014, among Dairy Group Receivables, L.P. and Dairy Group Receivables II, L.P., as Sellers; the Servicers, Companies and Financial Institutions parties thereto; and Cooperatieve Centrale Raiffeisen - Boerenleenbank B.A. “Rabobank International”, New York Branch, as Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 15, 2014	DEAN FOODS COMPANY

	By:	/s/ Rachel A. Gonzalez
Rachel A. Gonzalez
Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 2 to Credit Agreement, dated as of August 14, 2014, by and among Dean Foods Company; the lenders listed on the signature pages thereof; and JPMorgan Chase Bank, N.A., in its capacity as Administrative Agent.

10.2	Amendment No. 1 to the Sixth Amended and Restated Receivables Purchase Agreement, dated as of August 14, 2014, among Dairy Group Receivables, L.P. and Dairy Group Receivables II, L.P., as Sellers; the Servicers, Companies and Financial Institutions parties thereto; and Cooperatieve Centrale Raiffeisen - Boerenleenbank B.A. “Rabobank International”, New York Branch, as Agent.